FOLEY & LARDNER
                                ATTORNEYS AT LAW


BRUSSELS                          FIRSTAR CENTER                         ORLANDO
CHICAGO                     777 EAST WISCONSIN AVENUE                 SACRAMENTO
DENVER                   MILWAUKEE, WISCONSIN 53202-5367               SAN DIEGO
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MILWAUKEE                                                        WEST PALM BEACH


                                 August 20, 2001


Fresh Brands, Inc.
2215 Union Avenue
Sheboygan, WI 53081

Ladies and Gentlemen:

          We have acted as counsel for Fresh Brands, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to (i) the registration of additional shares of the Company's common stock, $0.05 par value (the "Common Stock"), which may be issued or acquired pursuant to the Fresh Brands, Inc. 1995 Equity Incentive Plan, as amended to date (the "Plan") and (ii) the amendment of two Form S-8 Registration Statements filed by the Company's former parent corporation, Schultz Sav-O Stores, Inc., a Wisconsin corporation (Registration Statement Nos. 33-59503 and 333-78617) (together, the "Schultz Registration Statements"), with respect to the Plan for the purpose of adopting the Schultz Registration Statements as the Company's own pursuant to Rule 414 under the Securities Act.

          As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and
(v) such other documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          2. The shares of Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six (6)

FOLEY & LARDNER
   Fresh Brands, Inc.
   August 20, 2001
   Page 2



months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

          Steven R. Barth, a partner in the law firm of Foley & Lardner, is a director of the Company.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ FOLEY & LARDNER

                                        FOLEY & LARDNER